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                                                                      EXHIBIT 3B

                                     BYLAWS
                                       OF
                           MIDWEST MEDICAL INSURANCE
                                HOLDING COMPANY

                                   ARTICLE I.
                            OFFICES, CORPORATE SEAL



         Section 1.01 Registered Office. The registered office of the corporation in Minnesota shall be that set forth in the Articles of Incorporation or in the most recent amendment of the Articles of Incorporation or resolution of the directors filed with the Secretary of State of Minnesota changing the registered office.

         Section 1.02 Other Offices. The corporation may have such other offices, within or without the State of Minnesota, as the directors shall, from time to time, determine.

         Section 1.03 Corporate Seal. The corporation shall have no seal.



                                  ARTICLE II.
                            MEETINGS OF SHAREHOLDERS



         Section 2.01 Place and Time of Meetings. Meetings of the shareholders may be held at any place, within or without the State of Minnesota, as may from time to time be designated by the directors and, in the absence of such designation, shall be held at the registered office of the corporation in the State of Minnesota. The directors shall designate the time of day for each meeting and, in the absence of such designation, every meeting of shareholders shall be held at ten o'clock a.m.

         Section 2.02 Regular Meetings.

         (a) A regular meeting of the Class B shareholders shall be held on such date as the Board of Directors shall by resolution establish. Regular meetings of Class A shareholders will not be held unless required by law.

         (b) At a regular meeting to be held on an annual basis, the Class B common shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect the directors of the corporation.

         Section 2.03 Special Meetings. Special meetings of the shareholders may be held at any time and for any purpose and may be called by the Chairman of the Board, the President, the Treasurer, any two (2) directors, or by Class A shareholders

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constituting ten percent (10%) or more of the Class A shareholders entitled to vote on the matters to be presented to the meeting.

         Section 2.04 Quorum, Adjourned Meetings. A majority of the Class A shareholders represented in person, or by proxy, shall constitute a quorum for the transaction of business relative to Class A shareholder matters at any regular or special meeting. Shares owned by medical practice entities may be voted only by insured physicians to whom such entities shall grant a proxy.
The Class B shareholder, through its representative, must be present at the regular or special meeting. In case a quorum shall not be present at a meeting, those present may adjourn to such day as they shall, by majority vote, agree upon, and a notice of such adjournment shall be mailed to each shareholder entitled to vote at least five (5) days before such adjourned meeting. If a quorum is present, a meeting may be adjourned from time to time without notice other than announcement at the meeting. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         Section 2.05 Voting. At each meeting of the shareholders, every Class A shareholder having the right to vote shall be entitled to one vote, either in person or by proxy, regardless of the number of Class A shares held by the individual shareholder. Upon the demand of any shareholder, the vote upon any question before the meeting shall be by ballot. All questions to be voted upon by Class A shareholders shall be decided by a majority vote of the Class A shareholders entitled to vote and represented at the meeting at the time of the vote, except if otherwise required by statute, the Articles of Incorporation, or these Bylaws. The Class B shareholder shall have the exclusive right to elect directors as provided in the Articles.

         Section 2.06 Closing of Books. The Board of Directors may fix a time, not exceeding sixty (60) days preceding the date of any meeting of shareholders, as a record date for the determination of the Class A shareholders entitled to notice of, and to vote at, such meeting, notwithstanding any transfer of shares on the books of the corporation after any record date so fixed. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix a record date for determination of the shareholders entitled to notice of, and to vote at, any meeting of shareholders, the record date shall be the twentieth (20th) day preceding the date of such meeting.

         Section 2.07 Notice of Meetings.  There shall be mailed to each Class
A shareholder, shown by the books of the corporation to be a holder of record of Class A shares, at the address of such shareholder as shown by the books of the corporation, a notice setting out the time and place of each regular meeting at which


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Class A shareholders are entitled to vote and each special meeting called for a purpose other than the election of directors, which notice shall be mailed at least five (5) days prior thereto; except that notice of a meeting at which an agreement of merger or consolidation is to be considered shall be mailed to all Class A shareholders of record, whether entitled to vote or not, at least two
(2) weeks prior thereto; and except that notice of a meeting at which a proposal to dispose of all, or substantially all, of the property and assets of the corporation is to be considered shall be mailed to all Class A shareholders of record, whether entitled to vote or not, at least ten (10) days prior thereto; and except that notice of a meeting a which a proposal to dissolve the corporation or to amend the Articles of Incorporation is to be considered shall be mailed to all Class A shareholders of record, whether entitled to vote or not, at least ten (10) days prior there to. Every notice of any special meeting shall state the purpose or purposes for which the meeting has been called pursuant to Section 2.03, and the business transacted at all special meetings shall be confined to the purpose stated in the notice.

         Section 2.08 Waiver of Notice. Notice of any regular or special meeting may be waived by any shareholder either before, at or after such meeting in writing signed by such shareholder or a representative entitled to vote the shares of such shareholder. A shareholder, by his or her attendance at any meeting of shareholders, shall be deemed to have waived notice of such meeting, unless the attendance was solely for the purpose of protesting the holding of the meeting.

         Section 2.09 Written Action. Any action which might be taken at a meeting of the shareholders may be taken without a meeting if done in writing and signed by all of the Class A shareholders entitled to vote with respect to Class A shareholder transactions, or if done in writing and signed by the Class B shareholder with respect to the election of directors.

                                  ARTICLE III.
                                   DIRECTORS

         Section 3.01 General Powers. The property, affairs and business of the corporation shall be managed by or under the authority of the Board of Directors.

         Section 3.02 Number, Composition and Qualification.

         (a) Number. The number of directors shall be established, and may be increased or decreased from time to time, by resolution of the Board of Directors. Unless increased or decreased in accordance with these Bylaws, the Board of Directors of this corporation shall include twenty (20) physician members, the Chief Executive Officer of this corporation, the Chief Executive Officer of Minnesota Medical Association ("MMA"), The

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Executive Vice President of Iowa Medical Society ("IMS") and such additional Ex
Officio and Outside Directors as the Board of Directors may determine.

         (b) Composition and Qualification.

                  (i) Members of the Board of Directors shall be designated Physician Directors, Ex Officio Directors, or Outside Directors. All directors shall be voting members of the Board of Directors. For so long as the MMA owns the share of Class B stock, the Chief Executive Officer of MMA and the Executive Vice President of the IMS shall be Ex Officio Directors. The President of the corporation shall be an Ex Officio director, and at least two-thirds (2/3's) of the members of the Board of Directors shall be physician directors.

                  (ii) Outside Directors are those members of the Board of Directors of MMIHC, whether or not a physician, who are not members of the MMA, IMS or any other state medical association or who are not insured by Midwest Medical Insurance Company ("MMIC"),

     All physician directors must be insured for professional liability risks by this corporation, must be members of MMA, IMS or another state medical association.

                  (iii) No director may begin a new term of office after attaining the age of 65 and no director except the Chairman and the Vice Chairman may serve for more than four (4) consecutive three (3) year terms.

                  (iv) A portion, in any event not less than two (2), of the total number of physician members of the Board of Directors shall be members of the IMS insured by MMIC. The portion shall be determined by multiplying the ratio of Iowa insureds of MMIC to all insureds of MMIC times the total number of voting directors, rounded to the nearest whole number; provided that the number determined by such formula shall be reduced by one (1) as long as MMA owns the share of Class B stock. The number of such physician directors shall be adjusted as of December 31, 1995 and each two years thereafter.

         (c) Nomination and Appointment. The Nominating Committee shall submit to the Board of Directors the names of all individuals recommended by it for membership on the Board of Directors and the Board of Directors (i) shall approve such recommendation and, as appropriate, nominate or elect such individuals for membership on the Board of Directors or (ii) remand such recommendation to the Nominating Committee for further deliberation.

     The Board of Directors shall submit to MMA and to the IMS, as appropriate with respect to Iowa insureds of MMIC, the names of all individuals who have been so nominated for election to the



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Board of Directors by the holder of the Class B Share of the corporation as provided in a separate agreement between the corporation and MMA ("MMA Agreement").

     Directors shall be divided into three (3) classes as nearly equal in number as is possible. At each regular meeting of the Class B shareholder, there shall be elected directors equal to the number of directors whose terms expire at such meeting and, after initial terms, all directors shall be elected for three (3) year terms.

          Section 3.03 Annual Meeting. As soon as practicable after each annual election of directors, the Board of Directors shall meet at the registered office of the corporation, or at such other place within or without the State of Minnnesota as may be designated by the Board of Directors, for the purpose of electing the officers of the corporation and for the transaction of such other business as shall come before the meeting.

          Section 3.04 Regular Meetings. Regular meetings of the Board of Directors shall be held from time to time at such time and place within or without the State of Minnesota as may be fixed by resolution adopted by a majority of the whole Board of Directors.

          Section 3.05 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by any two (2) of the directors and shall be held from time to time at such time and place as may be designated in the notice of such meeting.

          Section 3.06 Notice of Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of each special meeting of the Board of Directors shall be given by the Secretary who shall give at least twenty-four (24) hours' notice thereof to each director by mail, telephone, telegram or in person.

          Section 3.07 Waiver of Notice. Notice of any meeting of the Board of Directors may be waived by any Director either before, at, or after such meeting in writing signed by such Director. A director, by his or her attendance at any meeting of the Board of Directors, shall be deemed to have waived notice of such meeting, unless such attendance was solely for the purpose of protesting the holding of such meeting.

          Section 3.08 Quorum. A majority of the total number of voting members of the Board of Directors shall constitute a quorum for the transactions of business, except that when a vacancy or vacancies exist, a majority of the remaining voting directors shall constitute a quorum.

          Section 3.09 Conference Communications. Directors may participate in any meeting of the Board of Directors, or of any


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duly constituted committee thereof, by means of a conference telephone conversation or other comparable communication technique whereby all persons participating in the meeting can hear and communicate with each other. For the purposes of establishing a quorum and taking any action at the meeting, such directors participating pursuant to this Section 3.09 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

         Section 3.10 Vacancies; Newly Created Directorships.
Vacancies in the Board of Directors of this corporation occurring for any reason shall be filled by vote of a majority of the directors serving at the time upon recommendation of the Nominating Committee. Newly created directorships resulting from an increase in the authorized number of directors by action of the Board, as permitted by Section 3.02 (a), may be filled by a two-thirds (2/3's) vote of the directors serving at the time of such increase upon recommendation of the Nominating Committee. Each individual so elected shall be a director until such director is reappointed or such director's successor is elected at the next annual meeting or at any meeting duly called for that purpose.

         Section 3.11 Removal. The entire Board of Directors or any individual director may be removed from office, with or without cause, by vote of the Class B shareholder.

         Section 3.12 Executive Committee. There shall be an Executive Committee of the Board of Directors consisting of the number of members determined by the Board of Directors with respect to each fiscal year of the corporation of up to eleven (11) individuals. The Executive Committee, to the extent determined by resolution approved by the affirmative vote of a majority of the entire Board of Directors, shall act in the interval between meetings of the Board of Directors, shall have and exercise the authority of the Board in the management of the business of the corporation and shall at all times be subject to the control and direction of the Board of Directors.

         The Executive Committee shall include the Chairman of the Board, the Vice Chairman of the Board, the President of the corporation, the Secretary of the corporation, and additional at large members necessary to fill its numbers, from time to time, and elected by the Board. At all times, the Executive Committee shall include a majority of physicians who are insured by MMIC. The Chairman of the Board shall be the Chairman of the Executive Committee.

         Section 3.13 Nominating Committee. There shall be a Nominating Committee of the Board for the sole purpose of recommending individuals to fill vacancies on the Board of Directors pursuant to Section 3.02(c) of these bylaws. The Nominating Committee shall be comprised of the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the Board of Trustees of MMA or his or her designee, the Chief Executive


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Officer of MMA, and two (2) other physician Board members elected by the Board.
The Nominating Committee shall consider recommendations from the Board Review and Organization Committee with respect to candidates for Board membership and shall elicit ideas for nomination of Minnesota physicians from MMA and for nomination of Iowa physicians from IMS and otherwise shall follow such procedures and rules as may be established by resolution of the Board of Directors.

     Section 3.14 Board Review and Organization Committee. There shall be a Board Review and Organization Committee for the purposes of (i) recommending individuals to the Nominating Committee to fill vacancies on the Board of Directors pursuant to Section 3.02(c) of these Bylaws, (ii) determining and establishing criteria and needs of the corporation with respect to the composition and qualifications of members of its Board of Directors and the at large members of its committees, (iii) reviewing the performance and contribution of all directors of the corporation, (iv) recommending individuals to the Board of Directors to serve as the physician officers of the Corporation, and (v) recommending to the Board of Directors individuals to serve as at large members of the various committees of the Board.

         The Board Review and Organization Committee shall take the initiative in seeking out prospective individuals for recommendation who meet the requirements and needs of the corporation. The Board Review and Organization Committee shall be comprised of the Chairman of the Board, the Vice Chairman of the Board, the Secretary, and two (2) other physician Board members elected by the Board. The Secretary shall serve as the Chairman of the Board Review and Organization Committee.

         Section 3.15 Compensation Committee. There shall be a Compensation Committee of the Board (i) to review and establish, on recommendation of the President, the compensation and benefits of all executives of the Corporation,
(ii) in the case of the President, to submit its recommendations with respect to such matters to the Board for approval, and (iii) to recommend to the Board for its approval the compensation and benefits of the Chairman, board and committee members.

         The Compensation Committee shall consist of the Chairman of the Board, the Vice Chairman of the Board and two (2) at large members elected by the Board. The Chairman of the Board shall serve as chairman of the Compensation committee.

         Section 3.16 Audit/Budget Committee. There shall be an Audit/Budget Committee of the Board to review and approve the annual audit of the books and records of the Corporation and, on recommendation of the President, to review and approve the annual budget of the Corporation prior to its submission to the Board for its approval.

         The Audit/Budget Committee shall consist of the Chairman of the Board, the Vice Chairman of the Board, the Chairman of the


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Investment Committee and two (2) at large members elected by the Board. The
Vice Chairman of the Board shall serve as chairman of Audit/Budget Committee.

          Section 3.16 Other Committees. The Board of Directors may establish, by resolution approved by the affirmative vote of a majority of the entire Board of Directors, other committees from time to time, designating the members of the committee and making such regulations as it deems advisable with respect to the membership authority and procedures of such committees. Any such committees are subject at all times to the direction and control of the Board of Directors.

          Section 3.17 Written Action. Any action which might be taken at a meeting of the Board of Directors, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by all of the directors or committee members.

          Section 3.18 Compensation. Directors and committee members who are not salaried officers of this corporation shall receive such fixed sum per meeting attended or such fixed annual sum as shall be determined, from time to time, by resolution of the Board of Directors. The Board of Directors may, by resolution, provide that all directors and committee members shall receive their expenses, if any, of attendance at meetings of the Board of Directors or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

                                   ARTICLE IV.
                                    OFFICERS

          Section 4.01 Number. The officers of the corporation shall consist of a Chairman of the Board, a Vice Chairman of the Board, the President, a Secretary, a Treasurer, and such other officers and agents as may, from time to time, be elected by the Board of Directors. Any two (2) offices, except those of President and Treasurer, may be held by one (1) person.

          Section 4.02 Election. Term of Office and Qualifications. At the initial annual meeting of the Board of Directors, the directors shall elect, for two (2) year terms, the Chairman of the Board, the Vice Chairman of the Board, the President, the Secretary, the Treasurer, and such other officers as may be deemed advisable. The Chairman of the Board and the Vice Chairman of the Board shall also be members of the Board of Directors. The other officers need not be members of the Board of Directors. Subsequent elections of officers shall be held every two (2) years at the annual meeting of the Board of Directors. Such officers shall hold office for two (2) years or until their successors are elected and qualify. In the event of the termination of the

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directorship of any officer who is also a director, such officer shall continue to hold office until the position is filled for the remainder of the term by the Board of Directors at a regular meeting. Such a successor shall be appointed by the Board of Directors as soon as practicable after the termination of an officer's directorship.

          Section 4.03 Removal and vacancies. Any elected officer may be removed from office by the Board of Directors, with or without cause. Such removal, however, shall be without prejudice to the contract rights of the person so removed. If there be a vacancy among the elected officers of the corporation by reason of death, resignation or otherwise, such vacancy shall be filled for the unexpired term by the Board of Directors.

          Section 4.04 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Directors and shall have such other duties as may be prescribed, from time to time by the Board of Directors. The Chairman of the Board shall be a physician director of the corporation.


          Section 4.05 Vice Chairman of the Board. The Vice Chairman of the Board shall preside at all meetings of the shareholders and Directors in the absence of the Chairman of the Board and shall have such other duties as may be prescribed, from time to time, by the Board of Directors. The vice Chairman of the Board shall be a physician director of the corporation.

          Section 4.06 President. The President shall have general active management of the business of the corporation. In the absence of the Chairman of the Board and the Vice Chairman, the President shall preside at all meetings of the shareholders and directors. He or she shall be the chief executive officer of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He or she may execute and deliver, in the name of the corporation, any deeds, mortgages bonds, contracts or other instruments pertaining to the business of the corporation and, in general, shall perform all duties usually incident to the office of the President. The President shall have the authority to appoint, engage and discharge all other officers not elected by the Board. He or she shall have such other duties as may, from time to time, be prescribed by the Board of Directors.

          Section 4.07 Vice President. Each Vice President, if one or more are elected, shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors or by the President. In the event of absence or disability of the President the vice President, in the order determined by the Board of Directors, shall perform the duties and exercise the powers of the President.

          Section 4.08 Secretary. The Secretary shall be secretary of and shall attend all meetings of the shareholders and Board of Directors and shall record all proceedings of such

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meetings in the minute book of the corporation.  The secretary shall give proper notice of meetings of shareholders and directors. He or she shall keep the seal of the corporation, if any, and shall affix the same to any instrument requiring it and may, when necessary, attest the seal by his or her signature. He or she shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President. The Secretary shall be a physician [director of the Corporation].

          Section 4.09 Treasurer. The Treasurer shall keep accurate accounts of all monies of the corporation received or disbursed. The Treasurer shall be the chief financial officer of the corporation. He or she shall deposit all monies, drafts and checks in the name of, and to the credit of, the corporation in such bank and depositories as the Board of Directors shall, from time to time, designate. He or she shall have power to endorse, for deposit, all notes, checks and drafts received by the corporation. He or she shall disburse the funds of the corporation, as ordered by the Board of Directors, making proper vouchers therefor. He or she shall render to the President and the directors, whenever required, an account of all his or her transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as may, from time to time, be prescribed by the Board of Directors or by the President.

          Section 4.10 Compensation. The full-time salaried officers of this corporation shall receive such compensation for their services in such capacity as may be determined, from time to time, by the Chief Executive Officer of the corporation; provided, however, that the President shall receive such compensation for his or her services as may be determined, from time to time, by resolution of the Board of Directors.

                                   ARTICLE V.
                           SHARES AND THEIR TRANSFER

          Section 5.01 Certificates for Shares. Unless the Board of Directors determine by resolution that the shares of the corporation shall be uncertificated, every owner of shares of the corporation shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Directors, certifying the number of shares of the corporation owned by such shareholder. The certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the President or a vice President and by the Secretary or by such other officers as the Board of Directors may designate. Such signatures of the corporate officers may be by facsimile. Every certificate surrendered to the corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 5.04.



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          Section 5.02 Issuance of Shares.  The Board of Directors is
authorized to cause to be issued shares of the corporation up to the full amount authorized by the Articles of Incorporation in such amounts as may be determined by the Board of Directors and as may be permitted by law. No shares shall be allotted except in consideration of cash or other property, tangible or intangible, received or to be received by the corporation, or services rendered or to be rendered to the corporation, or of an amount transferred from surplus to stated capital upon a share dividend. In the event the consideration received is a note from the purchaser, no shares shall be issued until the note has been paid. At the time of such allotment of shares, the Board of Directors making such allotments shall state, by resolution, their determination of the fair value to the corporation in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash, or otherwise, shall not be less than the par value of the shares so allotted.

          Section 5.03 Share Restrictions.

          A.  Class A Common Shares.

               (i) Class A common shares of the corporation shall be issued only to individual physicians insured by Midwest Medical Insurance Company ("MMIC"), a wholly owned subsidiary of the corporation, and in joint names to such physicians and their respective medical practice groups or clinics, as agreed upon between any such physician and his or her affiliated medical practice group or clinic ("Affiliated Entities").

     In the case of former policyholders of Iowa Physicians Insurance Trust ("IPMIT") which are partnerships, professional corporations or other entities ("Affiliated Entities"), shares to be issued upon the merger of IPMIT with MMIC will be issued in the joint names of the entity and the former IPMIT members who are individual physicians associated with the Affiliated Entities. Shares to be issued after the effectiveness of such merger with respect to Iowa policyholders and insureds shall be issued in the same manner. In all such situations, the shares can be voted only by the physician shareholders but, except as otherwise directed in writing to MMIHC with respect to shares to be issued after the effectiveness of such merger, all of the beneficial ownership rights to the shares (dividend, redemption and liquidation rights) will be vested in the Affiliated Entity.

     Except as otherwise provided herein, no Class A common shares of the corporation shall be pledged, sold, assigned, or otherwise transferred in any way to any person other than the corporation. The corporation shall have the right to and shall redeem any and all Class A common shares of the corporation, held by an individual physician or held jointly by such physician and his or her medical practice group or clinic, upon the expiration or

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
termination for any reason of the professional liability insurance policy issued by MMIC to such physician.

               (ii) The purchase price per share to be paid by the corporation upon such redemption of Class A common shares shall be the net book value of the corporation, excluding the amount of net book value of the corporation that is attributable to MMIC, divided by the number of Class A common shares of the corporation outstanding. Such purchase price per share shall be determined semi-annually as of June 30 and December 31 of each year, and the purchase price paid upon any redemption shall be the purchase price determined at the most recent semi-annual valuation.

               (iii) Within ten (10) days after the expiration or termination of professional liability coverage of a physician shareholder of MMIC, such physician and any Affiliated Entity that is a joint owner of any Class A common shares of the corporation shall deliver to the corporation either (a) the certificate or certificates evidencing such Class A common shares, duly endorsed to permit transfer of such shares to the corporation or (b) in the absence of such certificate(s) a written instruction directing the Corporation to make such payments to one, the other, or both joint owners. Upon receipt of such stock certificate(s) or written instruction, the corporation shall pay the purchase price for the redeemed Class A common shares to the shareholder(s) entitled thereto.

          B. Class B Shares. The Class B share may be owned only by the Minnesota Medical Association. The Class B share has no statutory or other right of common stock except that it has the sole right to elect the Board of Directors of the corporation. The share is not transferable, except to the corporation and may be redeemed at cost at any time by the corporation by vote of the Class A shareholders pursuant to Article II hereof and as provided in
Article 4 of the Articles of Incorporation of the corporation.

          Section 5.04 Loss of Certificates. Any shareholder claiming a certificate for shares to be lost or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall, if the Board of Directors so requires, give the corporation a bond of indemnity in form, in an amount, and with one (1) or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.

                                  ARTICLE VI.
                            DIVIDENDS, SURPLUS, ETC.

          Section 6.01 Dividends. Subject to the provisions of the Articles of Incorporation, of these Bylaws, and of law, the


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
Board of Directors may declare dividends on Class A shares from paid-in surplus, earned surplus, or from net earnings for the current or preceding fiscal year of the corporation whenever, and in such amounts as, in its opinion, are deemed advisable.

        Section 6.02 Use of Surplus, Reserve. Subject to the provisions of the Articles of Incorporation and of these Bylaws, the Board of Directors, in its discretion, may use, and apply, any of the net assets or net profits of the corporation applicable for such purpose in purchasing or acquiring any of the shares of the corporation in accordance with law, or any of its bonds, debentures, notes, scrip or other securities or evidence of indebtedness or, from time to time, may set aside from its net assets or net profits such sum or sums as it, in its absolute discretion, may think proper as a reserve fund for any purpose it may think proper.

        Section 6.03 Record Date. Subject to any provisions of the Articles of Incorporation, the Board of Directors may fix a date not exceeding sixty
(60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding may transfer of shares on the books of the corporation after the record date. The Board of Directors may close the books of the corporation against the transfer of shares during the whole or any part of such period.


                                  ARTICLE VII,
                     BOOKS AND RECORDS, AUDIT, FISCAL YEAR

        Section 7.01 Books And Records. The Board Of Directors of the corporation shall cause to be kept:

        (a) a share register, giving the names and addresses of the shareholders, the number and classes held by each, and the dates on which the certificates therefor were issued;

        (b) records of all proceedings of shareholders and Directors; and

        (c) such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

        Section 7.02 Documents Kept at Registered Office. The Board of Directors shall cause to be kept at the registered office of the corporation originals or copies of:

        (a) records of all proceedings of shareholders and Directors:


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                                        As Amended through September 13, 1995

          (b) Bylaws of the corporation and all amendments thereto; and

          (c) reports made to any or all of the shareholders within the next preceding three (3) years.

          Section 7.03 Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.


                                 ARTICLE VIII.
                              INSPECTION OF BOOKS

          Section 8.01 Examination by Shareholders. Every shareholder of the corporation and every holder of a voting trust certificate shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, and at the place or places where usually kept, the share register, books of account and records of the proceedings of the shareholders and Directors and to make extracts therefrom.

          Section 8.02 Information to Shareholders. Upon request by a shareholder of the corporation, the Board of Directors shall furnish to such shareholder a statement of profit and loss for the last fiscal year and a balance sheet containing a summary of the assets and liabilities as of the close of such fiscal year.


                                  ARTICLE IX.
                   LOANS TO OFFICERS, DIRECTORS, SHAREHOLDERS

          Section 9.01 Loans to Shareholders Prohibited. The corporation shall not lend any of its assets to shareholders.

          Section 9.02 Loans to Officers, Employees and Directors. The corporation may lend money to, or guarantee an obligation of, or otherwise assist an officer or other employee of the corporation or of a subsidiary of the corporation, including an officer or employee who is a Director of the corporation or of the subsidiary, whenever, in the judgment of a majority of the Directors, the loan, guaranty, or assistance may reasonably be expected to benefit the corporation and is approved by the majority of the Directors. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or may be secured in the manner as a majority of the Directors approve, including, without limitation, a pledge of or other security interest in shares of the corporation. Nothing in this section shall be deemed to deny, limit, restrict the powers of guaranty or warranty of the corporation at common law or under a statute of the State of Minnesota.


                                   ARTICLE X.
                       INDEMNIFICATION OF CERTAIN PERSONS

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                                           As Amended through September 13, 1995

         Section 10.01 The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended.


                                   ARTICLE XI
                                   AMENDMENTS

         Section 11.01 These Bylaws may be amended or altered by a vote of the majority of the voting members of the whole Board of Directors at any meeting provided that notice of such proposed amendment shall have been given in the notice given to the Directors of such meeting. Such authority in the Board of Directors is subject to the power of the Class A shareholders to change or repeal such Bylaws as provided in the Articles of Incorporation. The Board of Directors shall not make or alter any Bylaws fixing their qualifications, classifications or term of office.


                                  ARTICLE XII.
                        SECURITIES OF OTHER CORPORATIONS

         Section 12.01 Voting Securities Held by the Corporation.
Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation: (a) to attend any meeting of security holders of other corporations in which the corporation may hold securities and to vote such securities on behalf of this corporation; (b) to execute any proxy for such meeting on behalf of the corporation; or (c) to execute a written action in lieu of a meeting of such other corporation on behalf of this corporation. At such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation possesses. The Board of Directors may, from time to time, grant such power and authority to one (1) or more other person and may remove such power and authority from the President and confer such power and authority upon any other person or persons.

         Section 12.02 Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber any and all securities of any other corporation owned by the corporation, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may, from time to time, confer like powers upon any other person or persons.



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                                          As Amended through September 13, 1995

                   MIDWEST MEDICAL INSURANCE HOLDING COMPANY

                           INDEMNIFICATION RESOLUTION

     RESOLVED, that Article X of the Bylaws of the Corporation shall be amended to read as follows:

                                   ARTICLE X

                       INDEMNIFICATION OF CERTAIN PERSONS

     Section 10.01 The Corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent as permitted by Section 302A.521 of the Minnesota Statutes, as now enacted or hereafter amended. "Such persons" shall be deemed to include members of standing, ad hoc, special or other committees of the Board of Directors or of the Corporation created by, or upon the authority of, the Board of Directors (who shall be treated as though they are members of the Board of Directors for purposes of this Article X); and independent contractors or agents of the Corporation or of any subsidiary of the corporation, or any director, officer, or employee of any subsidiary of the corporation, to whom the President has extended the benefits of this
     Article X pursuant to written declaration or contract (who shall be treated as though they are officers of the Corporation for purposes of this Article
     X).



     PASSED BY THE BOARD OF DIRECTORS        FEBRUARY 24, 1999